POWER OF ATTORNEY
FOR
SEC FILINGS UNDER SECTION 16

	I appoint Robert R. Leveille, Jeffrey H. Kupor and Todd F. Kuehl or any of them signing singly ("Attorneys-In-Fact"), and with full power of substitution, to act as my attorneys-in-fact and agents, in my capacity as an officer of Invesco
Senior Secured Management Inc., the investment adviser to the Fund(s) listed on
Schedule A attached hereto ("Funds") and incorporated herein, effective July 21,
2021, to:

(1)	prepare, execute in the undersigneds name and on the undersigneds behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Invesco Senior Secured Management Inc., the investment adviser to the Fund(s), Forms 3, 4, and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;

(3)		do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

I grant the Attorneys-In-Fact, as attorneys-in-fact and agents the power of substitution and re-substitution in his or her name and stead, and the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing appointments. The grant shall remain in effect until terminated in writing.

I ratify and confirm any and all acts that the Attorneys-In-Fact lawfully take as my attorneys-in-fact and agents by virtue of this appointment.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of July 21, 2021.

Robert P Drobny
Signature

Name: Robert P Drobny



Schedule A

Invesco Dynamic Credit Opportunities Fund (VTA)
Invesco Dynamic Credit Opportunity Fund (VTA)
Invesco Senior Income Trust (VVR)
Invesco Senior Loan Fund (VSLAX)